                                THIRD AMENDMENT
                                       TO
                                CREDIT AGREEMENT


         THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of April 24, 1998, is by and among HUNT CORPORATION and HUNT GRAPHICS EUROPE LIMITED (the "Borrowers"), CERTAIN GUARANTORS IDENTIFIED ON THE SIGNATURE PAGES HERETO, THE LENDERS IDENTIFIED ON THE SIGNATURE PAGES HERETO and NATTONSBANK, N.A., as agent for the Lenders (in such capacity, the "Agent").

                              W I T N E S S E T H:

         WHEREAS, pursuant to a Credit Agreement dated as of December 19, 1995, as amended by that Second Amendment and Restatement of Credit Agreement dated as of February 20, 1997 (the "Existing Credit Agreement") among the Borrowers, the Guarantors, the Lenders and the Agent, the Lenders have extended commitments to make certain credit facilities available to the Borrowers; and

         WHEREAS, the parties hereto have agreed to amend the Existing Credit Agreement as set forth herein;

         NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereby agree as follows:

                                     PART I
                                   DEFINITIONS

            SUBPART 1.1. Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

               "Amended Credit Agreement" means the Existing Credit Agreement as amended hereby.

               "Third Amendment Effective Date" is defined in Subpart 3.1.

            SUBPART 1.2. Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Amended Credit Agreement.

                                     PART II
                    AMENDMENTS TO EXISTING CREDIT AGREEMENT

         Effective on (and subject to the occurrence of) the Third Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part II. Except as so amended, the Existing Credit Agreement and all other Credit Documents shall continue in full force and effect.

         SUBPART 2.1. Amendments to Section 1.1.

            SUBPART 2.1.1. The following definitions in Section 1.1 of the Existing Credit Agreement are amended in their entireties to read as follows:

               "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina are authorized or required by law to close, except that, (i) when used in connection with a Revolving Loan that is a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England and New York, New York and (ii) when used in connection with a Foreign Currency Loan or a Foreign Letter of Credit, such day shall also be a day on which dealings in the applicable Available Foreign Currency are being carried on between banks in London, England with respect to Pounds Sterling and the interbank eurocurrency market with respect to other Available Foreign Currencies.

               "Determination Date" means each of

                  (a) (i) the date three Business Days prior to the date that any Foreign Currency Loan denominated in an Available Foreign Currency others than Pounds Sterling is made or any Foreign Letter of Credit denominated in an Available Foreign Currency others than Pounds Sterling is issued;

                      (ii) the date that any Foreign Currency Loan denominated
                  in Pounds Sterling is made or any Foreign Letter of Credit denominated in Pounds Sterling is issued;

                  (b) (i) the date three Business Days prior to the date that any Foreign Currency Loan denominated in an Available Foreign Currency others than Pounds Sterling is continued from the current Interest Period for such Foreign Currency Loan into a subsequent Interest Period;

                      (ii) the date that any Foreign Currency Loan denominated
                  in Pounds Sterling is continued from the current Interest Period for such Foreign Currency Loan into a subsequent interest Period;

                  (c) the date of any drawing under any Foreign Letter of Credit;

                  (d) the last Business Day of each March, June, September and December; and

                  (e) the date of any reduction of the Revolving Committed Amount pursuant to the terms of Section 3.4(a).

         "Dollar Amount" means (a) with respect to Dollars or an amount denominated in Dollars, such amount and (b) with respect to an amount of any Available Foreign Currency or an amount denominated in such Available Foreign Currency, the Dollar Equivalent of such amount on the applicable date contemplated in this Amendment.

         "Dollar Equivalent" means, on any date, with respect to an amount denominated in an Available Foreign Currency, the amount of Dollars into which the Agent could, in accordance with its practice from time to time in the interbank foreign exchange market, convert such amount of Available Foreign Currency at its spot rate of exchange (inclusive of all reasonable related costs of conversion) applicable to the relevant transaction at or about 11:00 A.M., London, England time, on such date.

         "Foreign Currency Equivalent" means, on any date, with respect to an amount denominated in Dollars, the amount of any applicable Available Foreign Currency into which the Agent could, in accordance with its practice from time to time in the interbank foreign exchange market, convert such amount of Dollars at its spot rate of exchange (inclusive of all reasonable related costs of conversion) applicable to the relevant transaction at or about 11:00 A.M., London, England time, on such date.

         "Interbank Offered Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate equal to (i) with respect to any Revolving Loan that is a Eurodollar Loan, for the Interest Period applicable thereto, the per annum rate of interest determined by the Agent on the basis of the offered rates for deposits in Dollars (for a period of time corresponding to such Interest Period and commencing on the first day of such Interest Period) which appear on Telerate Page 3750 (or any successor or equivalent page) as of 11:00 a.m. (London time) two Business Days before the first day of such Interest Period (provided that if at least two such offered rates appear on Telerate Page 3750 (or any successor or equivalent page), the rate in respect of such Interest Period will be the arithmetic mean of such offered rates), and (ii) with respect to any Foreign Currency Loan, for the Interest Period applicable thereto, the sum of (a) the per annum rate of interest determined by the Agent on the basis of the offered rates for deposits in the relevant Available Foreign Currency (for a period of time corresponding to such Interest Period and commencing on the first day of such Interest Period) which appear on Telerate Page 3750 (or any successor or equivalent page) as of 11:00 a.m. (London time) two Business Days before the first day of such Interest Period (except in the case of Foreign Currency Loans denominated in Pounds Sterling which shall be the per annum rate of interest appearing on the first day of such Interest Period) (provided that if at least two such offered rates appear on Telerate Page 3750 or any successor or equivalent page), the rate in respect of such Interest Period will be the arithmetic mean of such offered rates) plus (b) in the case of any Foreign Currency Loan denominated in Pounds Sterling, the applicable MLA Cost. If for any reason the foregoing rates are unavailable from the Telerate service, then the Interbank Offered Rate shall be a market rate for the applicable Loan for the applicable Interest Period as determined by the Agent plus, in the case of any Foreign Currency Loan denominated in Pounds Sterling, the applicable MLA Cost.

         "Interim Foreign Currency Rate" means, for any day, with respect to any Foreign Currency Loan or any unreimbursed drawing under a Foreign Letter of Credit, a rate per annum equal to the sum of (i) the average rate at which overnight deposits in the applicable Available Foreign Currency and approximately equal in principal amount to the applicable Foreign Currency Loan or unreimbursed drawing under a Foreign Letter of Credit are obtainable by the Agent (or, in the case of any Foreign Letter of Credit, the Issuing Lender) on such day in the interbank market, adjusted to reflect any direct or indirect costs of obtaining such deposits plus (ii) in the case of any Foreign Currency Loan denominated in Pounds Sterling, the applicable MLA Cost. The Interim Foreign Currency Rate shall be determined for each day by the Agent or Issuing Lender, as appropriate, and such determination shall be conclusive absent manifest error.

         "MLA Cost" means, with respect to any Foreign Currency Loan denominated in Pounds Sterling made by any Lender, the cost imputed to such Lender of compliance with the Mandatory Liquid Assets requirements of the Bank of England during the Interest Period applicable to such Foreign Currency Loan, expressed as a rate per annum and determined in accordance with Schedule 1.1B.

            SUBPART 2.1.2. The following definitions are added to Section 1.1 of the Existing Credit Agreement in the appropriate alphabetical order:

         "Available Foreign Currency" means Pounds Sterling, French Francs, Deutsche Marks, Italian Lira and Guilders.

         "Deutsche Marks" means the lawful currency of the Federal Republic of Germany.

         "French Francs" means the lawful currency of the Republic of France.

         "Guilders" means the lawful currency of the Netherlands.

         "Italian Lira" means the lawful currency of the Republic of Italy.

         SUBPART 2.2. Amendments to Section 2.5.

            SUBPART 2.2.1. The first sentence of Section 2.5(a) of the Existing Credit Agreement is amended in its entirety to read as follows:

         (a) Foreign Currency Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth in the Credit Agreement, each Lender severally agrees to make available to Hunt Europe such Lender's Foreign Currency Commitment Percentage of revolving credit loans in the Available Foreign Currency requested by Hunt Europe ("Foreign Currency Loans") from time to time from the date five (5) Business Days subsequent to the Amendment Effective Date until the date five (5) Business Days prior to the Termination Date, or such earlier date as the Revolving Commitments shall have been terminated as provided in the Credit Agreement for the purposes hereinafter set forth; provided, however, that the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate amount of Foreign Currency Loans outstanding at any time shall not exceed FIFTEEN MILLION DOLLARS ($15,000,000.00) (the "Foreign Currency Committed Amount"); provided, further,
(i) with regard to each Lender individually, such Lender's outstanding Foreign Currency Loans shall not exceed such Lender's Foreign Commitment Percentage of the Foreign Currency Committed Amount, (ii) with regard to the Lenders collectively, the sum of the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate principal amount of outstanding Foreign Currency Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of Foreign LOC Obligations outstanding shall not at any time exceed the aggregate Foreign Currency Committed Amount and (iii) with regard to the Lenders collectively, the aggregate principal amount of outstanding Revolving Loans plus Domestic LOC Obligations outstanding plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding Swingline Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate principal amount of outstanding Foreign Currency Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of Foreign LOC Obligations outstanding shall not exceed the Revolving Committed Amount. Foreign Currency Loans shall consist solely of Eurodollar Loans and may be repaid and reborrowed in accordance with the provisions hereof, provided, however, that no more than 12 separate Eurodollar Loans shall be outstanding at any time.

            SUBPART 2.2.2. Subsections (b), (c) and (d) of Section 2.5 of the Existing Credit Agreement are amended in their entireties to read as follows:

            (b) Foreign Currency Loan Borrowings.

               (i) Notice of Borrowing. Hunt Europe shall request a Foreign
            Currency Loan borrowing by written notice (or telephone notice promptly confirmed in writing) to each office of the Agent specified in Section 3.14(b) not later than 11:00 A.M., local time in the place where such borrowing is to be made, on the third Business Day prior to the date of the requested borrowing. Each such request for borrowing shall be irrevocable and shall specify (A) that a Foreign Currency Loan is requested, (B) the requested Available Foreign Currency, (C) the date of the requested borrowing (which shall be a Business Day), (D) the aggregate principal amount to be borrowed, and (E) the Interest Period(s) therefor. If Hunt Europe shall fail to specify in any such Notice of Borrowing an applicable Interest Period, then such notice shall be deemed to be a request for an Interest Period of one month. The Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.5(b)(i), the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

               (ii) Minimum Amounts. Each Foreign Currency Loan shall be in a minimum aggregate amount equal to the Foreign Currency Equivalent of $500,000 and integral multiples of $250,000 in excess thereof (or the remaining amount of the Foreign Currency Committed Amount, if less).

               (iii) Advances. Each Lender will make its Foreign Currency
            Commitment Percentage of each Foreign Currency Loan borrowing available to the Agent as specified in Section 3.14(b), or in such other manner as the Agent may specify in writing, by 1:00 P.M., local time in the place where such deposit is required to be made, on the date specified in the applicable Notice of Borrowing in the applicable Available Foreign Currency and in funds immediately available to the Agent. Such borrowing will then be made available to Hunt Europe by the Agent by crediting the account of Hunt Europe on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

            (c) Repayment. The principal amount of all Foreign Currency Loans shall be due and payable in full in the applicable Available Foreign Currency on the Termination Date.

            (d) Interest. Subject to the provisions of Section 3.1, Foreign Currency Loans shall bear interest at a per annum rate equal to the Eurodollar Rate plus the Applicable Margin. Interest on Foreign Currency Loans shall be payable (in the applicable Available Foreign Currency) in arrears on each Interest Payment Date.

         SUBPART 2.3. Amendments to Section 2.6.

            SUBPART 2.3.1. The first sentence of Section 2.6(a) is amended in its entirety to read as follows:

               (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, the Lenders will participate in the issuance by the Issuing Lender, from time to time and in any Available Foreign Currency, of such Foreign Letters of Credit from the date five (5) Business Days subsequent to the Amendment Effective Date until the date five (5) Business Days prior to the Termination Date as Hunt Europe may request, in a form acceptable to the Issuing Lender; provided, however, that (i) the Dollar Amount (as determined as of the most recent Determination
            Date) of the Foreign LOC Obligations outstanding shall not at any time exceed FIFTEEN MILLION DOLLARS ($15,000,000) (the "Foreign LOC Committed Amount"), (ii) the sum of the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate principal amount of outstanding Foreign Currency Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of Foreign LOC Obligations outstanding shall not at any time exceed the aggregate Foreign Currency Committed Amount and (iii) the sum of the aggregate principal amount of outstanding Revolving Loans plus Domestic LOC Obligations outstanding plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding Swingline Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate principal amount of outstanding Foreign Currency Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of Foreign LOC Obligations outstanding shall not at any time exceed the aggregate Revolving Committed Amount. No Foreign Letter of Credit shall (x) have an original expiry date more than one year from the date of issuance or (y) as originally issued or as extended, have an expiry date extending beyond the Termination Date.

            SUBPART 2.3.2. The first and second sentences of Section 2.6(c) are amended in their entireties to read as follows:

               (c) Participation. Each Lender, upon issuance of a Foreign Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Foreign Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its pro rata share of the obligations under such Foreign Letter of Credit (based on the respective Commitment Percentages of the Lenders) and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay in the same Available Foreign Currency as such Foreign Letter of Credit to the Issuing Lender therefor and discharge when due, its pro rata share of the obligations arising under such Foreign Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Foreign Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required under the Credit Agreement or under any such Foreign Letter of Credit, each such Lender shall pay to the Issuing Lender in the same Available Foreign Currency as such Foreign Letter of Credit its pro rata share of such unreimbursed drawing in same day funds on the date five (5) Business Days after notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof.

            SUBPART 2.3.3. The fifth sentence of Section 2.6(d) is amended in its entirety to read as follows:

               (d) Reimbursement.

                                    *******

            The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay, on the Reimbursement Date, to the Agent for the account of the Issuing Lender in the same Available Foreign Currency as such Foreign Letter of Credit and in immediately available funds, the amount of such Lender's pro rata share of such unreimbursed drawing.

            SUBPART 2.3.4. The final sentence of Section 2.6(f) is amended in its entirety to read as follows:

               (f) Repayment with Foreign Currency Loans.

                                    *******

            In the event that any Foreign Currency Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to Hunt Europe or any other Credit Party), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from Hunt Europe on or after such date and prior to such purchase) from the Issuing Lender in the same Available Foreign Currency as such Foreign Letter of Credit such participation in the outstanding Foreign LOC Obligations as shall be necessary to cause each such Lender to share in such Foreign LOC Obligations ratably (based upon the respective Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2)), provided that at the time any purchase of participation pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Issuing Lender, to the extent not paid to the Issuer by Hunt Europe in accordance with the terms of subsection (d) hereof, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to the Interim Foreign Currency Rate.

            SUBPART 2.4. Amendment to Section 3.2. The following sentence is added to Section 3.2 of the Existing Credit Agreement immediately following the final sentence thereof:

            3.2 Extension and Conversion.

                                    *******

            A Foreign Currency Loan in one Available Foreign Currency may not be converted to a Foreign Currency Loan in another Available Foreign Currency pursuant to this Section 3.2.

            SUBPART 2.5. Amendment to Section 3.7. Subsection (b) of Section 3.7 of the Existing Credit Agreement is amended in its entirety to read as follows:

         3.7 Unavailability.


                                   *********


         (b) If prior to the first day of any Interest Period, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that deposits in any Available Foreign Currency are not available in the relevant market to any Lender, the Agent shall give telecopy or telephonic notice thereof to Hunt Europe and the Lenders as soon as practicable thereafter. If such notice is given, (i) any Foreign Currency Loans denominated in such Available Foreign Currency requested to be made on the first day of such Interest Period shall be deemed rescinded and (ii) any outstanding Foreign Currency Loans denominated in such Available Foreign Currency shall be repaid in full by Hunt Europe on the first day of such Interest Period. Until such notice has been withdrawn by the Agent, no further Foreign Currency Loans denominated in such Available Foreign Currency shall be made or continued, and no Foreign Letters of Credit denominated in such Available Foreign Currency shall be issued or extended.

         SUBPART 2.6. Amendment to Section 3.8. Subsection (a) of Section 3.8 of the Existing Credit Agreement is amended in its entirety to read as follows:

         3.8 Illegality.

         (a) Notwithstanding any other provision in the Credit Agreement, if (i) the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans or Foreign Currency Loans or issue or extend Foreign Letters of Credit or (ii) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates which would make it impracticable for any Lender to make Loans or issue Foreign Letters of Credit denominated in any Available Foreign Currency to Hunt Europe, as contemplated by the Credit Agreement, then, by written notice to the Borrowers and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist):

            (A) such Lender may declare that Eurodollar Loans, Foreign Currency Loans or Foreign Letters of Credit in the affected currency or currencies, as the case may be, will not thereafter (for the duration of such unlawfulness or impracticability) be made or issued by such Lender under the Credit Agreement, whereupon any request for a Eurodollar Loan, Foreign Currency Loan or Foreign Letter of Credit in the affected currency or currencies, as the case may be, shall, as to such Lender only, (1) if such Loan is not a Foreign Currency Loan, be deemed a request for a Base Rate Loan, unless such declaration shall be subsequently withdrawn, (2) if such Loan is a Foreign Currency Loan, be deemed to have been withdrawn, unless such declaration shall be subsequently withdrawn and (3) in the case of a Foreign Letter of Credit, be deemed to have been withdrawn, unless such declaration shall be subsequently withdrawn; and

            (B) such Lender may require that all outstanding Eurodollar Loans or Foreign Currency Loans in the affected currency or currencies, as the case may be, made by it be (1) if such Loans are not Foreign Currency Loans, converted to Base Rate Loans, in which event all such Eurodollar Loans shall be automatically converted to Base Rate Loans as of the effective date of such notice as provided in paragraph (b) below or (2) if such Loans are Foreign Currency Loans, repaid immediately, in which event all such Foreign Currency Loans in the affected currency or currencies shall be required to be repaid in full by Hunt Europe as of the effective date of such notice as provided in paragraph (b) below.

         SUBPART 2.7. Amendment to Section 3.12. The first sentence of Section 3.12(b) of the Existing Credit Agreement is amended in its entirety to read as follows:

            3.12 Pro Rata Treatment.


                                    *******


            (b) Advances. Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the appropriate Borrower a corresponding amount. If such amount is not made available to the Agent by such Lender within the time period specified therefor under the Credit Agreement, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the Federal Funds Rate (or, in the case of a Foreign Currency Loan, the Interim Foreign Currency Rate) for the period until such Lender makes such amount immediately available to the Agent.

        SUBPART 2.8. Amendment to Section 3.13. The fourth sentence of Section
3.13 of the Existing Credit Agreement is amended in its entirety to read as follows:

            3.13 Sharing of Payments.

                                    *******

            Except as otherwise expressly provided in the Credit Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to the Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate (or, in the case of an Available Foreign Currency, the Interim Foreign Currency Rate).

         SUBPART 2.9. Amendment to Section 3.14.

            SUBPART 2.9.1. The second sentence of Section 3.14(a) of the Existing Credit Agreement is amended in its entirety to read as follows:

               (a) Currency of Payments.

                                     *******

            Without limiting the terms of the preceding sentence, accrued interest on any Foreign Currency Loans and all fees owing with respect to Foreign Letters of Credit shall be payable in the same Available Foreign Currency as such Loans or Foreign Letters of Credit.

            SUBPART 2.9.2. The first and seventh sentences of Section 3.14(b) of the Existing Credit Agreement are amended in their entireties to read as follows:

               (b) Place and Manner of Payments. Except as otherwise
            specifically provided in the Credit Agreement, all payments under the Credit Agreement shall be made to the Agent in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, prior to 2:00 P.M., local time in the place where such payment is required to be made pursuant to this subsection (b), on the date due at the office of the Agent: at 101
            N. Tryon Street, Independence Center, 15th Floor, NCI-001-15-01, Charlotte, North Carolina 28255 with respect to payments in Dollars; at NationsBank, N.A., London, for the account of NationsBank, N.A., London Account No. 00497056 with respect to payments in British Pounds Sterling; at Societe Generale, Paris, for the account of NationsBank, N.A., London Account No. 001 0ll 042 150 with respect to payments in French Francs; at Deutsche Bank, Frankfurt, for the account of NationsBank, N.A., London Account No. 10092723030000, with respect to payments in Deutsche Marks; at Banca Commerciale Italiana, Milan, for the account of NationsBank, N.A., London, Account No. 09779550132, with respect to payments in Italian Lira; at ABN-AMRO Bank, Amsterdam, for the account of NationsBank, N.A., London, Account No. 417777973, with respect to payments in Dutch Guilders, or at such other place as may be designated by the Agent to the Borrowers in writing.

                                    *******

            Except as expressly provided otherwise in the Credit Agreement, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Foreign Currency Loans denominated in Pounds Sterling and Base Rate Loans which (unless the Base Rate is determined by reference to the Federal Funds Rate) shall be calculated based on a year of 365 or 366 days, as appropriate.

         SUBPART 2.10. New Section 3.16. The following new Section 3.16 is added to the Existing Credit Agreement immediately existing Section 3.15 thereof.

            3.16. European Monetary Union.

            (a) If, as a result of the implementation of European monetary union, (i) any Available Foreign Currency ceases to be the lawful currency of its respective issuing nation and is replaced by a European single currency or (ii) any Available Foreign Currency and a European single currency are at the same time recognized by the central bank or comparable authority of the nation issuing such Available Foreign Currency as lawful currency of such nation and the Agent shall so request in a notice delivered to Hunt Europe, then any amount payable hereunder by the Agent or the Lenders to Hunt Europe, or by Hunt Europe to the Agent or the Lenders, in such currency shall instead be payable in the European single currency and the amount so payable shall be determined by translating the amount payable in such currency to such European single currency at the exchange rate recognized by the European Central Bank for the purpose of implementing European monetary union as of the date such payment is due.

            (b) Hunt Europe agrees, at the request of any Lender, to compensate such Lender for any reasonable loss, cost, expense or reduction in return that shall be incurred or sustained by such Lender (other than as a result of such Lender's gross negligence or willful misconduct) as a result of the implementation of European monetary union, that would not have been incurred or sustained but for the transactions provided for herein and that, to the extent that such loss, cost, expense or reduction is of a type generally applicable to extensions of credit similar to the extensions of credit hereunder, is generally being requested from borrowers subject to similar provisions. A certificate of a Lender (X) setting forth the amount or amounts necessary to compensate such Lender, (y) describing the nature of the loss or expense sustained or incurred by such Lender as a consequence thereof and (z) setting forth a reasonably detailed explanation of the calculation thereof shall be delivered to Hunt Europe and shall be conclusive absent manifest error. Hunt Europe shall pay to such Lender the amount shown as due on any such certificate within 10 days after receipt thereof

            (c) Hunt Europe agrees, at the request of the Agent or the Required Lenders, at the time of or at any time following the implementation of European monetary union, to enter into an agreement amending this Credit Agreement (subject to obtaining the approval of the Agent and the Required Lenders) in such manner as the Agent and the Required Lenders shall specify in order to reflect the implementation of such monetary union to place the parties hereto in the position they would have been in had such monetary union not been implemented.

         SUBPART 2.11. Amendment to Section 11.15. The first sentence of Section 11.15(a) of the Existing Credit Agreement is amended to read as follows:

         11.15 Judgment Currency.

            (a) Each Credit Party's obligations under the Credit Agreement to make payments in Dollars or in any available Available Foreign Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Agent or such Lender under the Credit Agreement.

         SUBPART 2.12. Amendment to Schedule 1.1C. Schedule 1.1C to the Existing Credit Agreement is deleted and replaced with a new schedule in the form of Schedule 1.1(C) attached hereto.

         SUBPART 2.13. Amendment to Schedule 2.5(e), Schedule 2.5(e) to the Existing Credit Agreement is deleted and replaced with a new schedule in the form of Schedule 2.5(e) attached hereto.

         SUBPART 2.14. References to Hunt Europe Limited. All references to Hunt Europe Limited appearing in the Credit Agreement or any other Credit Document are hereby amended to refer to Hunt Graphics Europe Limited.

                                    PART III
                          CONDITIONS TO EFFECTIVENESS

         SUBPART 3.1. Third Amendment Effective Date. This Amendment shall be and become effective as of the date hereof (the "Third Amendment Effective Date") when all of the conditions set forth in this Subpart 3.1 shall have been satisfied, and thereafter this Amendment shall be known, and may be referred to, as "Third Amendment";

         SUBPART 3.1.1. Execution of Counterparts of Amendment. The Agent shall have received counterparts (or other evidence of execution, including telephonic message, satisfactory to the Agent) of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrowers, the Guarantors, the Agent and the Lenders.

         SUBPART 3.1.2 Execution of New Foreign Currency Notes. The Borrower shall have executed new Foreign Currency Notes in favor of each Lender in the form of Schedule 2.5(e) attached hereto.

                                    PART IV
                                 MISCELLANEOUS

         SUBPART 4.1. Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

         SUBPART 4.2. Instrument Pursuant to Existing Credit Agreement. This Amendment is a Credit Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

         SUBPART 4.3. References in Other Credit Documents. At such time as this Third Amendment shall become effective pursuant to the terms of Subpart 3.1 all references in the Credit Documents to the "Credit Agreement" shall be deemed to refer to the Credit Agreement as amended by this Third Amendment.

         SUBPART 4.4. Representations and Warranties. The Borrowers hereby represent and warrant that (i) the conditions precedent to the initial Loans and initial Letters of Credit were satisfied as of the Closing Date (assuming satisfaction of all requirements in such conditions that an item be in form and/or substance reasonably satisfactory to the Agent or any Lenders or that any event or action have been completed or performed to the reasonable satisfaction of the Agent or any Lenders), (ii) the representations and warranties contained in Section 6 of the Existing Credit Agreement are correct on and as of the date hereof as though made on and as of such date and after giving effect to the amendments contained herein and (iii) no Default or Event of Default exists under the Existing Credit Agreement on and as of the date hereof

         SUBPART 4.5. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SUBPART 4.6. Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NORTH CAROLINA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

         SUBPART 4.7. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         [The remainder of this page has been left blank intentionally]

Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


BORROWERS:                   HUNT CORPORATION

                          By /s/ W.E. Chandler
                             ---------------------------------------------------
                             Title: Sr. Vice President - Finance


                             HUNT GRAPHICS EUROPE LIMITED

                          By /s/ W.E. Chandler
                             ---------------------------------------------------
                             Title: Director


GUARANTORS:                  HUNT HOLDINGS, INC.

                          By /s/ W.E. Chandler
                             ---------------------------------------------------
                             Title: Vice President and Treasurer


                             HUNT X-ACTO, INC.

                          By /s/ W.E. Chandler
                             ---------------------------------------------------
                             Title: Sr. Vice President - Treasurer and Secretary


                             SEAL PRODUCTS, INC.

                          By /s/ W.E. Chandler
                             ---------------------------------------------------
                             Title: Sr. Vice President/and Secretary

LENDERS:                  NATIONSBANK, N.A.,
                          individually in its capacity as a
                          Lender and in its capacity as Agent

                          By /s/ Philip xxxxx
                            -------------------------
                          Title: Vice President


                          BANQUE PARIBAS

                          By_________________________

                          Title________________


                          CORESTATES BANK, N.A.

                          By_________________________

                          Title________________


                          FIRST UNION NATIONAL BANK

                          By_________________________

                          Title________________


                          MELLON BANK, N.A.

                          By_________________________

                          Title________________

LENDERS:                  NATIONSBANK, N.A.,
                          individually in its capacity as a
                          Lender and in its capacity as Agent

                          By_________________________

                          Title________________


                          BANQUE PARIBAS

                          By /s/ Duane Helkowski
                            -------------------------
                          Title: Vice President


                          By /s/ Robert G. Carino
                            -------------------------
                          Title: Vice President


                          CORESTATES BANK, N.A.

                          By_________________________

                          Title________________


                          FIRST UNION NATIONAL BANK

                          By_________________________

                          Title________________

                          MELLON BANK, N.A.

                          By_________________________

                          Title________________

LENDERS:                  NATIONSBANK, N.A.,
                          individually in its capacity as a
                          Lender and in its capacity as Agent

                          By_________________________

                          Title________________


                          BANQUE PARIBAS

                          By_________________________

                          Title________________


                          CORESTATES BANK, N.A.

                          By /s/ Karen R. Leaf
                            -------------------------
                          Title: Vice President


                          FIRST UNION NATIONAL BANK

                          By_________________________

                          Title________________


                          MELLON BANK, N.A.

                          By_________________________

                          Title________________

LENDERS:                  NATIONSBANK, N.A.,
                          individually in its capacity as a
                          Lender and in its capacity as Agent

                          By_________________________

                          Title________________


                          BANQUE PARIBAS

                          By_________________________

                          Title________________


                          CORESTATES BANK, N.A.

                          By_________________________

                          Title________________


                          FIRST UNION NATIONAL BANK

                          By /s/ Tracy McKinney
                            -------------------------
                          Title: Asst. Vice President


                          MELLON BANK, N.A.

                          By_________________________

                          Title________________

LENDERS:                  NATIONSBANK, N.A.,
                          individually in its capacity as a
                          Lender and in its capacity as Agent

                          By_________________________

                          Title________________


                          BANQUE PARIBAS

                          By_________________________

                          Title________________


                          CORESTATES BANK, N.A.

                          By_________________________

                          Title________________


                          FIRST UNION NATIONAL BANK

                          By_________________________

                          Title________________


                          MELLON BANK, N.A.

                          By /s/ Mark Bomberger
                            -------------------------
                          Title: Vice President

                                 Schedule 1.1C

                          FORM OF NOTICE OF BORROWING

NationsBank, N.A.,
 as Agent for the Lenders
101 N. Tryon Street
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina 28255*
Attention: Agency Services

Ladies and Gentlemen:

        The undersigned, [Hunt Corporation] [Hunt Graphics Europe Limited] refers to the Second Amended and Restatement of Credit Agreement dated as of February 20, 1997 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrowers, the other Credit Parties party thereto, the Lenders party thereto and NationsBank, N.A., as Agent.

        Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

        The undersigned hereby gives you notice that it requests a [Revolving Loan advance in accordance with the provisions of Section 2.1 of the Credit Agreement] [Foreign Currency Loan advance in accordance with the provisions of
Section 2.5 of the Credit Agreement] and in connection therewith sets forth below the terms on which such Loan advance is requested to be made:

(A)     Date of Borrowing
        (which is a Business Day)  _______________________

(B)     Principal Amount of
        Borrowing                  _______________________

------------------
        *All original notices with respect to Foreign Currency Loans shall be sent to the address set forth in Section 3.14(b) of the Credit Agreement for payments in an Available Foreign Currency with a copy to the address set forth in Section 3.14(b) of the Credit Agreement for payments in Dollars.

(C)     Interest Period and the
        last day thereof           _______________________

(D)     Interest rate basis**      _______________________

[(E)    Available Foreign Currency _______________________]

        The delivery of this Notice of Borrowing shall constitute a representation and warranty by the undersigned of the correctness of the matters specified in subsections (ii), (iii), (iv), (v) and (vi) of Sections 5.2.

                                   Very truly yours,

                                   [HUNT CORPORATION]
                                   [HUNT GRAPHICS EUROPE LIMITED]

                                   By___________________________
                                   Title:

---------------------
All Foreign Currency Loans will bear interest on the basis of the Eurodollar
Rate.

                                Schedule 2.5(e)

                                    FORM OF
                             FOREIGN CURRENCY NOTE

                                                                  April 24, 1998


         FOR VALUE RECEIVED, HUNT GRAPHICS EUROPE LIMITED, a United Kingdom corporation (the "Borrower"), hereby promises to pay to the order of __________________________, its successors and assigns (the "Lender"), at the times set forth in the Second Amendment and Restatement of Credit Agreement, dated as of February 20, 1997, among Hunt Corporation, the Borrower, the other Credit Parties party thereto, the Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, the aggregate unpaid principal amount of all Foreign Currency Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof at said place and account, on the dates and at the rates selected in accordance with Section 2.5(d) of the Credit Agreement. Each payment on account of an amount due from the Borrower hereunder shall be made in the applicable Available Currency at the place and time of payment set forth in Section 3.14(b) of the Credit Agreement. Without limiting the terms of the preceding sentence, accrued interest on any Foreign Currency Loan shall be payable in the same Available Foreign Currency as such Foreign Currency Loan.

         Upon the occurrence and during the continuance of an Event of Default the balance outstanding hereunder shall bear interest as provided in Section 3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                   HUNT GRAPHICS EUROPE LIMITED

                                   By__________________________

                                   Title_______________________

                                SCHEDULE A TO THE
                             FOREIGN CURRENCY NOTE
                               OF _______________
                              DATED APRIL 24, 1998

                                                          Unpaid       Name of
          Type                                            Principal    Person
          of        Interest          Payments            Balance      Making
Date      Loan      Period      Principal   Interest      of Note      Notation
----      ----      --------    ---------   --------      ---------    --------